UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): January 23, 2009

MERRIMAN CURHAN FORD GROUP, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	001-15831 (Commission File Number)	11-2936371 (IRS Employer Identification No.)

600 California Street, 9th Floor, San Francisco, California ( Address of Principal Executive Offices)	94108 (Zip Code)

Registrant's telephone number, including area code (415) 248-5600

(Former Name or Former Address, if Changed Since Last Report)

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

(b) Resignation of Officer

Effective January 23, 2009, Gregory S. Curhan resigned from his position as Executive Vice President of Merriman Curhan Ford Group, Inc. Robert E. Ford, currently the President and Chief Operating Officer of Merriman Curhan Ford Group, Inc., will relinquish the role of Chief Operating Officer  and Peter V. Coleman, the Chief Financial Officer,  will add that role.  Mr. Curhan will continue to be an advisor to Merriman Curhan Ford Group, Inc. to ensure an orderly transition of his duties.

Item 9.01	Exhibits

(d) Exhibits.

99.1	Press Release announcing resignation and realignment of duties.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MERRIMAN CURHAN FORD GROUP, INC.

Date: January 23, 2009	By:	/s/ D. JONATHAN MERRIMAN
D. Jonathan Merriman Chief Executive Officer